UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 12, 2024

CACTUS ACQUISITION CORP. 1 LIMITED

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-40981	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4B Cedar Brook Drive
Cranbury, New Jersey	08512
(Address of Principal Executive Offices)	(Zip Code)

(609) 495-2222

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half redeemable warrant	CCTSU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	CCTS	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one Class A ordinary share at an exercise price of $11.50	CCTSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)

On April 11, 2024, the directors of Cactus Acquisition Corp. 1 Limited (the “Company”) unanimously appointed (i) Gary Challinor to serve as its Chief Executive Officer and (ii) Stephen T. Wills to serve as its Chief Financial Officer.

Biographies of each of Mr. Challinor and Mr. Wills follow.

Gary Challinor was appointed to serve as the Company’s Chief Executive Officer on April 11, 2024. He currently also serves as Chief Operating Officer of VivoPower International PLC. He has over 30 years of experience across a range of senior executive roles in multiple industries around the world. He has worked for Fortune 1000, FTSE and ASX companies and various government organizations across finance, human resources, customer experience, manufacturing, distribution, digital workspace, cloud solutions and more, and been a part of a number of successful start-ups, scale-ups and turnarounds. Gary’s deep understanding of various organizations has helped them to execute successfully to achieve their goals. As a leader Gary focusses on developing his teams to ensure they achieve both their professional as well as their personal goals. With a history of delivering both sales and profit achievement, Gary has managed teams in excess of 100 people across multiple countries (EMEA, USA, South America, APAC), cultures, languages and time zones whilst ensuring 100% customer satisfaction. Mr. Challinor received his B.A. from Western Sydney University in accounting and computer science and his M.B.A. from University of Reading.

Stephen T. Wills was appointed to serve as the Company’s Chief Financial Officer on April 11, 2024. He previously served as our Chief Financial Officer. He also serves as the Chief Financial Officer, Chief Operating Officer, Treasurer and Secretary of Palatin Technologies, Inc., a publicly traded biopharmaceutical company. Mr. Wills has over 30 years of operational, accounting/auditing, fund-raising, acquisition, licensing, divestiture and healthcare experience. Mr. Wills has served on the board of directors of MediWound Ltd. since April 2017, and as Chairperson from October 2017 until August 2022, and is the chairperson of the audit committee and a member of the compensation committee, also has served on the board of directors of Gamida Cell Ltd. since March 2019, and is chairman of the audit committee and a member of the compensation and finance committees. Mr. Wills served as the Chief Financial Officer of Cactus Acquisition Corp, a Special Purpose Acquisition Company (SPAC), from November 2021 until February 2024, when a new Sponsor acquired majority ownership. Mr. Wills served on the board of trustees and executive committee of The Hun School of Princeton, from 2014 to June 2023, and as its Chairperson from June 2018 to June 2023. Mr. Wills served on the board of directors of Amryt Pharma, and as chairperson of the audit committee and member of the compensation committee from September 2019 through April 2023, when Amryt was acquired by Chiesi Farmaceutici. Mr. Wills served as Executive Chairperson and Interim Principal Executive Officer of Derma Sciences, Inc., from December 2015 to February 2017, when Derma Sciences was acquired by Integra Lifesciences. Mr. Wills is a certified public accountant. He holds a bachelor’s degree in accounting from West Chester University and a master’s degree in taxation from Temple University.

VivoPower International PLC currently owns 100% of Tembo e-LV B.V. with whom the Company entered into a heads of terms regarding a potential business combination transaction on April 2, 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACTUS ACQUISITION CORP. 1 LIMITED

By:	/s/ Gary Challinor
Name:	Gary Challinor
Title:	Chief Executive Officer

Date: April 12, 2024